AMB PROPERTY CORPORATION®

Supplemental Analyst Package

3Q2007 Earnings Conference Call 10/17/2007

AMB Funabashi Distribution Center 1
AMB Funabashi Distribution Center 7
AMB Funabashi Distribution Center 9
AMB Funabashi Distribution Center 4
AMB Funabashi Distribution Center 2
AMB Funabashi Distribution Center 8
AMB Funabashi Distribution Center 6
AMB Funabashi Distribution Center 3
WANGAN EXPRESSWAY
AMB Funabashi Distribution Center 5
WANGAN–ICHIKAWA RAMP

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
TABLE OF CONTENTS

Financial Highlights	1
Consolidated Balance Sheets	2
Consolidated Statements of Operations	3
Consolidated Statements of Funds from Operations	4
Supplemental Cash Flow Information	5
Owned & Managed Operating Statistics, Top 10 Customers & Lease Expirations	6
Principal Global Markets	7
Portfolio Overview	8
Capital Deployment	9
Property Contributions & Dispositions	11
Development Projects in Process	12
Development Projects Placed in Operations and Projects Available for Sale or Contribution	15
Land Inventory	16
Capitalization Summary	17
Unconsolidated & Consolidated Joint Ventures	18
Supplemental Information for Net Asset Value Analysis	19
Reporting Definitions	20
Supplemental Financial Measures Disclosures	21
Joint Venture Partner Information	24
Contacts	25

Cover:	AMB Funabashi Distribution Center 5 has been contributed to AMB Japan Fund I. The 469,627 square foot multi-story facility is proximate to the Wangan Expressway that connects the Narita International Airport to the Tokyo CBD. AMB’s portfolio in the Funabashi submarket of Tokyo totals 1.8 million square feet.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
FINANCIAL HIGHLIGHTS
(dollars in thousands, except share data)

	Quarters Ended September 30,				Nine Months Ended September 30,
	2007	Change	2006		2007	Change	2006
Operating Data
Revenues	$166,304	(7.8%)	$180,335	(1)	$499,830	(5.3%)	$527,577	(1)
Adjusted EBITDA (2)	165,782	10.2%	150,503		436,973	(1.8%)	444,965
Net income available to common stockholders	69,155	130.8%	29,963		202,275	60.9%	125,682
FFO (2)	104,235	52.6%	68,286		239,582	20.2%	199,380
Per diluted share and unit:
EPS	$0.69	109.1%	$0.33		$2.04	46.8%	$1.39
FFO (2)	0.99	37.5%	0.72		2.31	10.0%	2.10
Dividends per common share	0.50	8.7%	0.46		1.50	8.7%	1.38
Ratios
Interest coverage (2)	4.7 x		3.3 x		4.0 x		3.3 x
Fixed charge coverage (2)	3.1 x		2.4 x		2.6 x		2.5 x
FFO payout	51%		64%		65%		66%

	As of
	September 30, 2007	December 31, 2006
Capitalization
AMB’s share of total debt (2)	$3,049,098	$3,088,624
Preferred equity	312,267	417,767
Market equity	6,163,731	5,531,113

Total capitalization	$9,525,096	$9,037,504

Ratios
AMB’s share of total debt-to-AMB’s share of total book capitalization (2) (3)	51.4%	55.8%
AMB’s share of total debt-to-AMB’s share of total market capitalization (2) (3)	32.0%	34.2%
Total common shares and units outstanding	103,055,202	94,371,491

(1)	Effective October 1, 2006, AMB deconsolidated AMB Alliance Fund III on a prospective basis. Pro forma revenues for the quarter and nine months ended September 30, 2006 would have been $160,262 and $473,935, respectively, if AMB Institutional Alliance Fund III had been deconsolidated as of January 1, 2006.
(2)	See Supplemental Financial Measures Disclosures.
(3)	See Reporting Definitions.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	September 30, 2007	December 31, 2006
Assets
Investments in real estate:
Total investments in properties	$6,548,426	$6,575,733
Accumulated depreciation	(884,336)	(789,693)

Net investments in properties	5,664,090	5,786,040
Investments in unconsolidated joint ventures	360,272	274,381
Properties held for contribution, net	258,568	154,036
Properties held for divestiture, net	63,733	20,916

Net investments in real estate	6,346,663	6,235,373
Cash and cash equivalents and restricted cash	400,011	195,878
Accounts receivable, net	159,269	133,998
Other assets	157,235	148,263

Total assets	$7,063,178	$6,713,512

Liabilities and stockholders’ equity
Secured debt	$1,364,557	$1,395,354
Unsecured senior debt	1,002,810	1,101,874
Unsecured credit facilities	818,325	852,033
Other debt	145,104	88,154
Accounts payable and other liabilities	333,034	271,880

Total liabilities	3,663,830	3,709,295
Minority interests:
Joint venture partners	516,948	555,201
Preferred unitholders	77,561	180,298
Limited partnership unitholders	103,773	102,061

Total minority interests	698,282	837,560
Stockholders’ equity:
Common equity	2,477,654	1,943,240
Preferred equity	223,412	223,417

Total stockholders’ equity	2,701,066	2,166,657

Total liabilities and stockholders’ equity	$7,063,178	$6,713,512

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(dollars in thousands, except share data)

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues
Rental revenues (1)	$158,740	$172,845	$477,823	$510,038
Private capital income	7,564	7,490	22,007	17,539

Total revenues	166,304	180,335	499,830	527,577

Costs and expenses
Property operating costs (1)	(43,028)	(44,540)	(129,926)	(131,671)
Depreciation and amortization	(40,865)	(46,914)	(122,433)	(133,514)
Impairment losses	—	—	(257)	(5,394)
General and administrative	(35,145)	(25,641)	(95,259)	(73,638)
Other expenses (2)	(944)	(893)	(2,995)	(1,134)
Fund costs	(261)	(495)	(779)	(1,588)

Total costs and expenses	(120,243)	(118,483)	(351,649)	(346,939)

Other income and expenses
Equity in earnings of unconsolidated joint ventures (3)	3,425	2,239	7,286	12,605
Other income (2)	7,956	2,911	20,012	8,716
Gains from sale or contribution of real estate interests, net	—	—	74,843	—
Development profits, net of taxes	48,298	23,517	89,486	69,889
Interest expense, including amortization	(28,896)	(43,966)	(96,394)	(127,487)

Total other income and expenses	30,783	(15,299)	95,233	(36,277)

Income from operations before minority interests	76,844	46,553	243,414	144,361

Minority interests’ share of income:
Joint venture partners’ share of income	(5,889)	(12,014)	(21,149)	(29,310)
Joint venture partners’ and limited partnership unitholders’ share of development profits	(2,115)	(1,150)	(5,196)	(2,735)
Preferred unitholders	(1,431)	(3,791)	(6,610)	(12,816)
Limited partnership unitholders	(614)	17	(4,998)	(994)

Total minority interests’ share of income	(10,049)	(16,938)	(37,953)	(45,855)

Income from continuing operations	66,795	29,615	205,461	98,506

Discontinued operations:
Income attributable to discontinued operations, net of minority interests	2,403	3,559	7,271	13,476
Gains from disposition of real estate, net of minority interests	3,912	213	4,329	24,335

Total discontinued operations	6,315	3,772	11,600	37,811

Net income	73,110	33,387	217,061	136,317
Preferred stock dividends	(3,952)	(3,440)	(11,856)	(9,631)
Preferred unit redemption (issuance costs) discount	(3)	16	(2,930)	(1,004)

Net income available to common stockholders	$69,155	$29,963	$202,275	$125,682

Net income per common share (diluted)	$0.69	$0.33	$2.04	$1.39

Weighted average common shares (diluted)	100,914,340	91,058,029	99,311,137	90,458,810

(1)	Effective October 1, 2006, AMB deconsolidated AMB Alliance Fund III on a prospective basis. Pro forma rental revenues for the quarter and nine months ended September 30, 2006 would have been $152,772 and $456,396, respectively, if AMB Institutional Alliance Fund III had been deconsolidated as of January 1, 2006. Pro forma property operating costs for the quarter and nine months ended September 30, 2006 would have been $40,298 and $118,974, respectively, if AMB Institutional Alliance Fund III had been deconsolidated as of January 1, 2006.
(2)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan.
(3)	There were no gains on sale of operating properties for the quarters ended September 30, 2007 and 2006. Includes gains on sale of operating properties of $0.0 million and $8.3 million, for the nine months ended September 30, 2007 and 2006, respectively.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS (1)
(dollars in thousands, except share data)

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net income available to common stockholders	$69,155	$29,963	$202,275	$125,682
Gains from sale or contribution of real estate, net of minority interests	(3,912)	(213)	(79,172)	(24,335)
Depreciation and amortization:
Total depreciation and amortization	40,865	46,914	122,433	133,514
Discontinued operations’ depreciation	117	1,810	1,061	2,916
Non-real estate depreciation	(1,387)	(1,001)	(3,965)	(3,069)
Adjustments to derive FFO from consolidated JVs:
Joint venture partners’ minority interests (Net income)	5,889	12,014	21,149	29,310
Limited partnership unitholders’ minority interests (Net income (loss))	614	(17)	4,998	994
Limited partnership unitholders’ minority interests (Development profits)	2,115	1,086	3,861	3,260
Discontinued operations’ minority interests (Net income)	107	410	267	1,032
FFO attributable to minority interests	(15,731)	(24,471)	(47,347)	(66,654)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(3,425)	(2,239)	(7,286)	(12,605)
AMB’s share of FFO	9,828	4,030	21,308	9,335

Funds from operations	$104,235	$68,286	$239,582	$199,380

FFO per common share and unit (diluted)	$0.99	$0.72	$2.31	$2.10

Weighted average common share and unit (diluted)	105,109,868	95,117,597	103,777,347	94,734,736

Estimated FFO by business line (1)
Capital Partners FFO per common share and unit (diluted) (1)	$0.03	$0.04	$0.10	$0.09
% of reported FFO	3.0%	5.6%	4.3%	4.3%
Development FFO per common share and unit (diluted) (1)	$0.43	$0.21	$0.79	$0.69
% of reported FFO	43.4%	29.3%	34.2%	32.8%
Real estate operations FFO per common share and unit (diluted) (1)	$0.53	$0.47	$1.42	$1.32
% of reported FFO	53.6%	65.1%	61.5%	62.9%

Total FFO per common share and unit (diluted)	$0.99	$0.72	$2.31	$2.10

(1)	See Supplemental Financial Measures Disclosure.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
SUPPLEMENTAL CASH FLOW INFORMATION
(dollars in thousands)

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
AMB’s Owned and Managed Portfolio: (1) (2)
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$6,246	$5,966	$14,204	$17,569
AMB’s share of straight-line rents and amortization of lease intangibles	$4,039	$3,859	$9,438	$12,997
Gross lease termination fees	$1,100	$406	$1,803	$6,456
Net lease termination fees (3)	$1,045	$296	$1,766	$6,282

AMB’s share of net lease termination fees	$546	$177	$1,181	$6,069

Recurring capital expenditures:
Tenant improvements	$6,655	$4,887	$15,808	$13,385
Lease commissions and other lease costs	5,562	5,723	19,065	18,589
Building improvements	10,123	13,076	24,475	30,302

Sub-total	22,340	23,686	59,348	62,276
JV Partners’ share of capital expenditures	(6,508)	(5,864)	(17,747)	(16,720)

AMB’s share of recurring capital expenditures	$15,832	$17,822	$41,601	$45,556

AMB’s Consolidated Portfolio:
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$3,817	$4,890	$8,767	$16,190
AMB’s share of straight-line rents and amortization of lease intangibles	$3,554	$3,644	$8,352	$12,721
Gross lease termination fees	$519	$406	$1,158	$6,456
Net lease termination fees (3)	$464	$296	$1,123	$6,282
AMB’s share of net lease termination fees	$431	$177	$1,053	$6,069
Recurring capital expenditures:
Tenant improvements	$6,229	$4,891	$14,271	$13,317
Lease commissions and other lease costs	4,811	5,654	15,900	18,300
Building improvements	9,139	12,958	22,309	29,230

Sub-total	20,179	23,503	52,480	60,847
JV Partners’ share of capital expenditures	(4,742)	(5,718)	(12,297)	(15,577)

AMB’s share of recurring capital expenditures	$15,437	$17,785	$40,183	$45,270

(1)	See Reporting Definitions.
(2)	See Supplemental Financial Measures Disclosure for a discussion of owned and managed supplemental cash flow information.
(3)	Net lease termination fees are defined as gross lease termination fees less the associated straight-line rent balance.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
OWNED AND MANAGED OPERATING STATISTICS (1)
(dollars in thousands, except per square foot amounts)

Operating Portfolio	Quarter	Prior Quarter
Square feet owned at September 30, 2007	114,030,439	111,335,628
Occupancy percentage	95.5%	96.1%
Average occupancy percentage	95.4%	94.9%

Weighted average lease terms (years):
Original	6.1	6.0
Remaining	3.5	3.4

Trailing four quarter tenant retention	72.8%	76.0%

	Quarter	Year-to-Date
Same Space Leasing Activity: (2)
Rent increases on renewals and rollovers	8.9%	4.5%
Same space square footage commencing (millions)	4.0	14.4
2nd Generation Leasing Activity:
TIs and LCs per square foot:
Retained	$0.94	$1.06
Re-tenanted	4.23	3.42

Weighted average	$2.22	$2.03

Square footage commencing (millions)	5.5	17.2

Same Store Pool (1)	Quarter	Prior Quarter
Square feet in same store pool at September 30, 2007	85,480,766	85,808,842
% of total square feet	75.0%	77.1%
Occupancy percentage at period end:
September 30, 2007	96.2%	96.4%
September 30, 2006	96.1%	95.6%

Weighted average lease terms (years):
Original	6.1	6.1
Remaining	3.1	3.2

Trailing four quarter tenant retention	72.3%	75.8%

	Quarter	Year-to-Date
Same Space Leasing Activity: (2)
Rent increases on renewals and rollovers	9.2%	4.5%
Same space square footage commencing (millions)	3.7	12.9
Cash basis NOI % change: (3)
Revenues (4)	6.3%	5.9%
Expenses (4)	9.3%	6.3%
NOI (3) (4)	5.3%	5.8%
NOI without lease termination fees (3) (4)	5.1%	5.7%
TOP 10 CUSTOMERS (5)
(dollars in thousands)

			% of
	Number	Aggregate	Aggregate		% of
	of	Rentable	Leased		Aggregate
Customer Name (8)	Leases	Square Feet	Square Feet	ABR (1)(7)	ABR (1)(7)
1. Deutsche Post World Net (DHL) (9)	53	3,547,522	3.3%	$26,837	3.6%
2. United States Government (9) (10)	47	1,407,748	1.3%	20,516	2.8%
3. FedEx Corporation (9)	31	1,517,523	1.4%	15,577	2.1%
4. Nippon Express	13	987,076	0.9%	10,011	1.4%
5. Sagawa Express	10	729,141	0.7%	9,433	1.3%
6. BAX Global Inc/Schenker/Deutsche Bahn (9)	19	803,514	0.7%	8,374	1.1%
7. La Poste	2	902,391	0.8%	7,837	1.1%
8. Panalpina, Inc.	10	1,033,796	0.9%	6,779	0.9%
9. Expeditors International	7	1,238,693	1.1%	6,192	0.8%
10. City and County of San Francisco	1	559,605	0.5%	5,714	0.8%

Total		12,727,009	11.6%	$117,270	15.9%

LEASE EXPIRATIONS (6)
(dollars in thousands)

Year	Square Feet	ABR (1) (7) (9)	% of ABR (1) (7)
2007	5,036,552	$32,408	4.1%
2008	14,942,983	98,821	12.5%
2009	19,878,985	127,723	16.2%
2010	16,473,590	121,835	15.4%
2011	16,085,884	118,413	15.0%
2012	12,161,194	101,704	12.9%
2013	6,793,579	46,463	5.9%
2014	6,559,572	53,644	6.8%
2015	3,836,440	30,696	3.9%
2016 and beyond	7,943,877	58,161	7.3%

Total	109,712,656	$789,868	100.0%

(1)	See Reporting Definitions for definitions of “owned and managed”, “same store properties” and “annualized base rent (ABR)”, as applicable.
(2)	Consists of second generation leases renewing or re-tenanting with current and prior lease terms greater than one year.
(3)	See Supplemental Financial Measures Disclosures.
(4)	For the quarter ended September 30, 2007, on a consolidated basis, the % change was 6.5%, 6.5%, 6.5% and 6.3%, respectively, for revenues, expenses, NOI and NOI without lease termination fees. For the year-to-date ended September 30, 2007, on a consolidated basis, the % change was 5.8%, 6.1%, 5.7% and 5.6%, respectively, for revenues, expenses, NOI and NOI without lease termination fees.
(5)	Schedule includes customers in our owned and managed portfolio.
(6)	Schedule represents spaces that expire on or after September 30, 2007. Schedule includes owned and managed operating properties.
(7)	ABR is reported net of all operating expense reimbursements.
(8)	Customer(s) may be a subsidiary of or an entity affiliated with the named customer.
(9)	Apron rental amounts (but not square footage) are included.
(10)	United States Government includes the United States Postal Service (USPS), United States Customs, United States Department of Agriculture (USDA) and various other U.S. governmental agencies.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
PRINCIPAL GLOBAL MARKETS (1)
As of September 30, 2007

										Total
		No. New	San							Principal
	Southern	Jersey/	Francisco		U.S.	South				Global
	California	New York	Bay Area	Chicago	On-Tarmac (2)	Florida	Seattle	Tokyo (3)	Paris (3)	Markets
Rentable square feet	15,966,939	11,115,945	10,147,211	12,423,064	2,679,328	6,119,659	7,891,551	4,374,922	3,108,673	73,827,292
Occupancy percentage	97.2%	99.1%	96.5%	91.4%	94.3%	98.6%	97.3%	96.3%	90.2%	96.1%
ABR (000’s) (4)	$103,979	$78,687	$62,307	$60,618	$46,723	$45,837	$39,095	$49,931	$23,827	$511,004
% of total ABR (4)	14.1%	10.6%	8.4%	8.2%	6.3%	6.2%	5.3%	6.8%	3.2%	69.1%
ABR per square foot	$6.70	$7.14	$6.36	$5.34	$18.49	$7.60	$5.09	$11.86	$8.50	$7.20
Lease expirations as a % of ABR: (4)
2007	4.5%	0.9%	3.5%	9.6%	9.5%	8.6%	1.8%	0.7%	3.7%	4.6%
2008	13.0%	9.0%	18.3%	12.4%	13.8%	13.0%	11.2%	6.0%	5.9%	11.9%
2009	13.3%	17.3%	25.5%	14.2%	6.0%	15.1%	25.7%	22.8%	15.0%	17.2%

Weighted average lease terms:
Original	5.7	7.5	5.4	5.5	8.7	5.6	5.9	5.0	6.1	6.0
Remaining	3.1	4.6	2.4	3.0	4.5	3.4	3.2	3.5	4.3	3.4

Trailing four quarter tenant retention:	75.6%	82.8%	62.7%	64.3%	85.4%	59.5%	89.4%	60.6%	76.8%	74.1%

Rent increases on renewals and rollovers:
Quarter	1.6%	9.7%	5.6%	1.1%	24.5%	24.7%	30.5%	(42.2%)	4.7%	11.0%
Same space square feet leased	499,897	297,661	408,865	383,250	67,268	210,156	731,048	11,531	1,292	2,610,968
Year-to-Date	8.9%	3.0%	(5.1%)	(0.2%)	1.6%	17.4%	19.3%	0.6%	10.6%	5.1%
Same space square feet leased	2,066,386	1,980,755	1,824,865	1,128,903	274,616	749,350	1,501,290	171,560	550,046	10,247,771

Same store cash basis NOI % change: (5)
Quarter	7.4%	10.4%	(2.0%)	5.3%	1.8%	9.0%	3.9%	18.8%	5.6%	5.5%
Year-to-Date	5.3%	9.4%	2.1%	4.0%	2.3%	11.9%	4.2%	17.3%	18.3%	6.0%

Same store square feet as % of aggregate square feet (4)	83.2%	83.2%	98.2%	75.4%	100.0%	83.3%	88.1%	26.8%	34.4%	79.7%
AMB’s pro rata share of square feet (6)	9,752,961	5,587,391	7,405,900	6,838,081	2,485,169	4,409,086	3,935,702	876,459	621,735	41,912,484
AMB’s pro rata % share of square feet (6)	61.1%	50.3%	73.0%	55.0%	92.8%	72.0%	49.9%	20.0%	20.0%	56.8%

(1)	Based on annualized base rent and represents AMB’s owned and managed portfolio. The markets included here are a subset of AMB’s regions defined as East, Southwest, and West Central in North America and Europe and Asia. See Reporting Definitions for the definition of owned and managed.
(2)	Includes on-tarmac cargo facilities at 14 airports.
(3)	At September 30, 2007, these represent our largest single markets in Asia and Europe, respectively.
(4)	See Reporting Definitions for definitions of “ABR” and “same store properties”, as applicable.
(5)	See Supplemental Financial Measures Disclosures.
(6)	Calculated as AMB’s pro rata share of square feet on the Owned and Managed portfolio.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
PORTFOLIO OVERVIEW (1)
As of September 30, 2007
(dollars in thousands, except per square foot amounts)

	Rentable	AMB's Pro Rata
	Square	% Share of	Occupancy		% of Total	ABR per
	Feet	Square Feet	Percentage	ABR (2)	ABR (2)	Square Foot (2)
Principal Global Markets	73,827,292	56.8%	96.1%	$511,004	69.1%	$7.20

Other Global Target Markets
North America Markets
Atlanta	4,624,026	50.1%	94.6%	$19,565	2.6%	$4.47
Baltimore	3,755,256	71.9%	98.7%	23,908	3.2%	6.45
Boston	5,188,593	72.4%	91.2%	31,626	4.3%	6.69
Dallas	5,103,893	55.9%	94.1%	22,934	3.1%	4.78
Mexico City	2,134,089	20.0%	100.0%	13,432	1.8%	6.29
Minneapolis	4,129,770	79.1%	93.1%	17,847	2.4%	4.64
Other Markets (3)	8,204,094	48.9%	94.0%	42,582	5.8%	5.52

Subtotal/Weighted Average	33,139,721	58.3%	94.4%	$171,894	23.2%	$5.49

Europe Markets
Amsterdam, Netherlands	1,880,498	20.0%	95.2%	$18,139	2.5%	$10.13
Brussels, Belgium	100,169	20.0%	100.0%	1,462	0.2%	14.60
Frankfurt, Germany	275,868	20.0%	100.0%	4,811	0.7%	17.44
Hamburg, Germany	1,425,002	19.8%	99.9%	10,935	1.4%	7.68
Lyon, France	262,491	20.0%	100.0%	1,903	0.3%	7.25

Subtotal/Weighted Average	3,944,028	19.9%	97.7%	$37,250	5.1%	$9.67

Asia Markets
Osaka, Japan	1,018,875	20.0%	91.1%	$8,443	1.2%	$9.10
Shanghai, China	1,382,817	100.0%	100.0%	5,347	0.7%	3.87
Singapore, Singapore	717,706	100.0%	69.9%	5,430	0.7%	10.83

Subtotal/Weighted Average	3,119,398	73.9%	90.2%	$19,220	2.6%	$6.83

Owned and Managed Total	114,030,439	56.4%	95.5%	$739,368	100.0%	$6.79

Other (4)	7,495,659		93.8%

Total Stabilized Portfolio (2)	121,526,098		95.4%

Development Projects	19,249,545

Total Portfolio (5)	140,775,643

(1)	Includes AMB’s owned and managed operating and development properties, investments in operating properties through non-managed unconsolidated joint ventures, and recently completed developments that have not yet been placed in operations but are being held for sale or contribution. See Reporting Definitions for the definition of “owned and managed”.
(2)	See Reporting Definitions for definitions of “ABR” and “completion/stabilization”, as applicable.
(3)	Other Markets includes other target markets (Austin, Guadalajara, Houston, Orlando, Querétaro, Tijuana and Toronto) and non-target markets (Columbus and New Orleans).
(4)	Includes investments in 7.4 million square feet of operating properties through AMB’s investments in unconsolidated joint ventures that it does not manage which it excludes from its owned and managed portfolio and 151,606 square feet for its investment in AMB Pier One, LLC.
(5)	Total Portfolio includes recently completed development projects available for sale or contribution totaling ten projects and 2.5 million square feet.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
CAPITAL DEPLOYMENT
For the Quarter ended September 30, 2007
(dollars in thousands)

		Month of	Square
Property Acquisitions	Market	Acquisition	Feet
AMB Alliance Fund III
1. AMB Bluefin Distribution Center	South Florida	July	234,541
2. AMB Eagle Creek	Minneapolis	August	122,912
3. AMB Midland Distribution Center	Seattle	August	73,086
4. AMB New Durham Industrial Center	No. New Jersey/New York	September	452,374
5. AMB Pearl Distribution Center	Southern California	September	103,248

Total AMB Alliance Fund III			986,161
AMB Japan Fund I
6. AMB Saitama Distribution Center 4	Tokyo, Japan	July	44,566

Total AMB Japan Fund I			44,566
AMB Europe Fund I
7. AMB Orleans Distribution Center 1	Paris, France	July	122,924

Total AMB Europe Fund I			122,924
AMB Property Corporation
8. AMB Tuas Distribution Center 1	Singapore, Singapore	September	199,321
9. AMB Changi North Distribution Center 1	Singapore, Singapore	September	105,456

Total AMB Property Corporation			304,777
Total Third Quarter Property Acquisitions			1,458,428
Acquisition Cost (1) (2)			$116,259
AMB’s Weighted Average Ownership Percentage			32%
Weighted Average Stabilized Cap Rate (Using GAAP NOI) (3)			6.6%
Total Year-to-Date Property Acquisitions			8,796,882
Acquisition Cost (1) (2)			$752,626
AMB’s Weighted Average Ownership Percentage			26%
Weighted Average Stabilized Cap Rate (Using GAAP NOI) (3)			6.5%
Continued on next page

(1)	Represents the total expected investment, including closing costs and estimated acquisition capital of $2.7 million and $14.5 million, respectively, for the quarter and nine months ended September 30, 2007.
(2)	Non-U.S. Dollar assets are translated using the exchange rate on the date of acquisition.
(3)	See Reporting Definitions for definition of “stabilized GAAP cap rates” and Supplemental Financial Disclosures for discussion of NOI.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
CAPITAL DEPLOYMENT
For the Quarter ended September 30, 2007
(dollars in thousands)
(continued)

			Estimated
		Estimated	Square Feet
New Development Project	Market	Stabilization (1)	at Stabilization (1)
1. AMB DFW Distribution Center — IV & V	Dallas	Q208	396,060
2. AMB Le Grand Roissy Distribution — Genevilliers	Paris, France	Q208	67,274
3. AMB Manzanita R&D (2)	San Francisco Bay Area	Q408	26,615
4. AMB I-78 Distribution Center Bldg 100	No. New Jersey/New York	Q109	700,000
5. AMB Tripoint (2)	San Francisco Bay Area	Q109	167,296
6. AMB Rogers Distribution Center	Minneapolis	Q109	147,160
7. AMB Portview Commerce Center — Bldg 100	No. New Jersey/New York	Q109	143,756
8. AMB Agua Fria — Bldgs 1&2	Monterrey, Mexico	Q209	276,288
9. AMB Boom Distribution Center	Brussels, Belgium	Q209	437,014
10. AMB Riverfront Distribution Center — Bldg A	Seattle	Q209	388,000
11. AMB Arques Business Center (2)	San Francisco Bay Area	Q309	82,000

Total Third Quarter New Development Projects			2,831,463
Estimated Total Investment (1)			$232,997
AMB’s Weighted Average Ownership Percentage			97%
Weighted Average Estimated Yield (1)			7.5%

Total Year-to-Date New Projects			7,947,644
Estimated Total Investment (1)			$688,875

Total Third Quarter Capital Deployment			$349,256

Total Year-to-Date Capital Deployment			$1,441,501

(1)	See Reporting Definitions for definitions of “completion/stabilization”, “estimated total investment” and “estimated yields”, as applicable.
(2)	Represents a redevelopment project. See Reporting Definitions.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
PROPERTY CONTRIBUTIONS & DISPOSITIONS
For the Quarter ended September 30, 2007
(dollars in thousands)

		Month of
		Contribution/	Square
Operating Property Contributions and Dispositions	Market	Disposition	Feet

Contributions
None	n/a	n/a	n/a

Dispositions
1. JFK Air Cargo - 1	No. New Jersey/New York	September	45,920

Total Third Quarter Operating Property Contributions and Dispositions			45,920
Total Contribution Value and Disposition Price (1)			$7,550
AMB’s Weighted Average Ownership Percentage Sold or Contributed			100%
Weighted Average Stabilized Cash Cap Rate (3)			5.1%

Total Year-to-Date Operating Property Contributions and Dispositions			4,579,873
Total Contribution Value and Disposition Price (1)			$532,401
AMB’s Weighted Average Ownership Percentage Sold or Contributed			80%
Weighted Average Stabilized Cash Cap Rate (3)			6.4%

		Month of
		Contribution/	Square
Development Property Contributions and Dispositions	Market	Disposition	Feet

Contributions
1. AMB Fokker Logistics Center 2A	Amsterdam, Netherlands	September	117,929
2. AMB Funabashi Distribution Center 5	Tokyo, Japan	September	469,627
3. AMB Gonesse Distribution Center	Paris, France	September	598,161
4. AMB Douglassingel Distribution Center	Amsterdam, Netherlands	September	148,714

Total Contributions			1,334,431

Dispositions
1. AMB Torrance Matrix — 6 units	Southern California	September	42,585
2. AMB Osgood Industrial (2) (4)	San Francisco Bay Area	September	n/a
3. AMB Pacific Coast Business Park — Land (5)	Southern California	September	n/a

Total Dispositions			42,585

Total Third Quarter Development Property Contributions and Dispositions			1,377,016
Total Contribution Value and Disposition Price (1)			$245,324
Development Margin (3)			34.7%
AMB’s Weighted Average Ownership Percentage Sold or Contributed			82%
Weighted Average Stabilized Cash Cap Rate (3)			5.5%

Total Year-to-Date Development Property Contributions and Dispositions			3,374,411
Total Contribution Value and Disposition Price (1)			$485,477
Development Margin (3)			31.0%
AMB’s Weighted Average Ownership Percentage Sold or Contributed			83%
Weighted Average Stabilized Cash Cap Rate (3)			5.8%

(1)	Translated to U.S. Dollars using the exchange rate on the date of contribution/disposition, as applicable.

(2)	Represents a project that was placed in projects available for sale or contribution during the quarter ended September 30, 2007, and was sold or contributed during the quarter.

(3)	See Reporting Definitions for definition of “development margin” and “stabilized cash cap rates”.

(4)	Represents a value-added conversion project. See Reporting Definitions.

(5)	Represents a project in an unconsolidated joint venture.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
DEVELOPMENT PROJECTS IN PROCESS
As of September 30, 2007
(dollars in thousands)

			Estimated
		Estimated	Square Feet
2007 Deliveries	Market	Stabilization (1)	at Stabilization (1)

1. AMB Arrayanes — Bldg 2	Guadalajara, Mexico	Q4	473,720
2. AMB Pearson Logistics Centre 1 — Bldg 100	Toronto, Canada	Q4	446,338
3. AMB Sagamihara Distribution Center	Tokyo, Japan	Q4	543,056
4. AMB Isle d’Abeau Logistics Park Bldg. C	Lyon, France	Q4	277,817
5. AMB Wille Distribution Center	Chicago	Q4	253,410
6. AMB Beacon Lakes — Commerce Bank	South Florida	Q4	101,345

Total 2007 Deliveries			2,095,686

Estimated Total Investment (1)			$209,477
Funded-to-date			$168,022 (2)
AMB’s Weighted Average Ownership Percentage			97%
Weighted Average Estimated Yield (1)			7.0%
% Pre-leased			71%
Continued on next page

(1)	See Reporting Definitions for definitions of “completion/stabilization”, “estimated total investment” and “estimated yield”, as applicable.

(2)	AMB’s share of amounts funded to date for 2007, 2008 and 2009 deliveries was $163.8 million, $689.3 million and $156.9 million, respectively, for a total of $1,010.0 million.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
DEVELOPMENT PROJECTS IN PROCESS
As of September 30, 2007
(dollars in thousands)
(continued)

			Estimated
		Estimated	Square Feet
2008 Deliveries	Market	Stabilization (1)	at Stabilization (1)

7. AMB Aurora Industrial (5)	Minneapolis	Q1	122,793
8. AMB Milton 401 Business Park — Bldg 2	Toronto, Canada	Q1	281,441
9. AMB Fokker Logistics Center 3A and 3B	Amsterdam, Netherlands	Q1	221,413
10. AMB Valley Distribution Center	Seattle	Q1	749,970
11. AMB Amagasaki Distribution Center 2	Osaka, Japan	Q2	981,679
12. AMB Beacon Lakes Bldg 7	South Florida	Q2	193,090
13. AMB Redlands 2	Southern California	Q2	1,313,470
14. AMB DFW Distribution Center — IV & V (4)	Dallas	Q2	396,060
15. AMB Le Grand Roissy Distribution — Genevilliers (4)	Paris, France	Q2	67,274
16. AMB Le Grand Roissy Distribution — Mitry	Paris, France	Q2	37,954
17. AMB Shinkiba Distribution Center	Tokyo, Japan	Q2	333,668
18. AMB Theodorpark Logistics Center	Frankfurt, Germany	Q2	139,608
19. AMB Narita Air Cargo 1 — Phase 1 Bldg C	Tokyo, Japan	Q2	348,891
20. AMB IAH Airfreight 7	Houston	Q2	239,500
21. AMB Palmetto Distribution Center	Orlando	Q2	406,400
22. AMB Lijnden Logistics Court 1	Amsterdam, Netherlands	Q3	96,520
23. AMB Nanko Naka Distribution Center	Osaka, Japan	Q3	402,313
24. AMB Franklin Commerce Center	No. New Jersey/New York	Q3	366,896
25. AMB Manzanita R&D (4) (5)	San Francisco Bay Area	Q4	26,615
26. AMB Remington Lakes Distribution	Chicago	Q4	228,413
27. AMB Beacon Lakes Village — Phase 1 Bldg E2	South Florida	Q4	52,918
28. AMB Pompano Center of Commerce — Phase 1	South Florida	Q4	218,835
29. AMB Barajas Logistics Park	Madrid, Spain	Q4	444,043
30. AMB Liberty Logistics Center	No. New Jersey/New York	Q4	191,196
31. AMB El Segundo (6)	Southern California	Q4	217,740
32. AMB Platinum Triangle Land — Phase 1 (3)	Southern California	Q4	—
33. AMB Dublin (3)	San Francisco Bay Area	Q4	—
34. AMB ICN Logistics Center	Seoul, Korea	Q4	362,745
35. AMB Akechi Distribution Center	Nagoya, Japan	Q4	979,357

Total 2008 Deliveries			9,420,802

Estimated Total Investment (1)			$966,131
Funded-to-date			$751,440 (2)
AMB’s Weighted Average Ownership Percentage			92%
Weighted Average Estimated Yield (1)			7.4%
% Pre-leased			32%
Continued on next page

(1)	See Reporting Definitions for definitions of “completion/stabilization”, “estimated total investment” and “estimated yield”, as applicable.

(2)	AMB’s share of amounts funded to date for 2007, 2008 and 2009 deliveries was $163.8 million, $689.3 million and $156.9 million, respectively, for a total of $1,010.0 million.

(3)	Represents a value-added conversion project. See Reporting Definitions.

(4)	Represents a new development start for the quarter ended September 30, 2007.

(5)	Represents a redevelopment project. See Reporting Definitions.

(6)	Represents a project in an unconsolidated joint venture.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
DEVELOPMENT PROJECTS IN PROCESS
As of September 30, 2007
(dollars in thousands)
(continued)

			Estimated
		Estimated	Square Feet
2009 Deliveries	Market	Stabilization(1)	at Stabilization(1)

36. AMB Arrayanes — Bldg 4	Guadalajara, Mexico	Q1	253,597
37. AMB Pacifico — Bldgs 3&4	Tijuana, Mexico	Q1	195,945
38. AMB I - 78 Distribution Center Bldg 100 (4)	No. New Jersey/New York	Q1	700,000
39. AMB Tripoint (4) (5)	San Francisco Bay Area	Q1	167,296
40. AMB Minooka Distribution Center (6)	Chicago	Q1	1,000,743
41. AMB Rogers Distribution Center (4)	Minneapolis	Q1	147,160
42. AMB Portview Commerce Center — Bldg 100 (4)	No. New Jersey/New York	Q1	143,756
43. AMB Morgan Business Center — Bldg 100	Savannah	Q2	343,030
44. AMB Agua Fria — Bldgs 1&2 (4)	Monterrey, Mexico	Q2	276,288
45. AMB Boom Distribution Center (4)	Brussels, Belgium	Q2	437,014
46. AMB Tsurumi Distribution Center 1	Tokyo Japan	Q2	685,757
47. AMB Riverfront Distribution Center — Bldg A (4)	Seattle	Q2	388,000
48. AMB Siziano Business Park — Bldg 1	Milan, Italy	Q2	436,916
49. AMB Arques Business Center (4) (5)	San Francisco Bay Area	Q3	82,000
50. AMB Hathaway(3)	San Francisco Bay Area	Q4	—
51. AMB Platinum Triangle Land — Phase 2 (3)	Southern California	Q4	—

Total 2009 Deliveries			5,257,502

Estimated Total Investment (1)			$443,224
Funded-to-date			$178,930 (2)
AMB’s Weighted Average Ownership Percentage			87%
Weighted Average Estimated Yield (1)			7.5%
% Pre-leased			0%

Total 2007, 2008 and 2009 Scheduled Deliveries			16,773,990
Estimated Total Investment (1)			$1,618,832
Funded-to-date			$1,098,392 (2)
AMB’s Weighted Average Ownership Percentage			91%
Weighted Average Estimated Yield (1)			7.4%
% Pre-leased			27%

(1)	See Reporting Definitions for definitions of “completion/stabilization”, “estimated total investment” and “estimated yield”, as applicable.

(2)	AMB’s share of amounts funded to date for 2007, 2008 and 2009 deliveries was $163.8 million, $689.3 million and $156.9 million, respectively, for a total of $1,010.0 million.

(3)	Represents a value-added conversion project. See Reporting Definitions.

(4)	Represents a new development start for the quarter ended September 30, 2007.

(5)	Represents a redevelopment project. See Reporting Definitions.

(6)	Represents a project in an unconsolidated joint venture.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
DEVELOPMENT PROJECTS PLACED IN OPERATIONS AND
PROJECTS AVAILABLE FOR SALE OR CONTRIBUTION
As of September 30, 2007
(dollars in thousands)

Projects Placed in Operations	Market	Square Feet
None	n/a	n/a
Total Year-to-Date Placed in Operations		179,400
Total Investment (1)		$10,657
AMB’s Weighted Average Ownership Percentage		20%
Weighted Average Estimated Yield (1)		8.0%

Development and Value-Added Conversion Projects
Available for Sale or Contribution (1) (2)	Market	Square Feet
1. AMB Singapore Airport Logistics Center — Bldg 2 (3) (6)	Singapore, Singapore	250,758
2. AMB Milton 401 Business Park — Bldg 1	Toronto, Canada	375,241
3. AMB Fengxian Logistics Center — Bldgs 2, 4 & 6 (4) (6)	Shanghai, China	1,040,633
4. AMB Highway 17 — 55 Madison Street (4)	No. New Jersey/New York	150,446
5. AMB Jiuting Distribution Center 2 (6)	Shanghai, China	190,435
6. AMB Annagem Distribution Centre (6)	Toronto, Canada	198,169
7. AMB Beacon Lakes Village — Phase 1 Bldg E1 — 1 unit	South Florida	6,583
8. AMB Steel Road	Southern California	161,000
9. AMB Torrance Matrix — 16 units	Southern California	107,430
10. AMB Altenwerder Distribution Center 1 (5)	Hamburg, Germany	414,701
11. AMB Agave 5 (5) (6)	Mexico City, Mexico	111,600
12. AMB Pearson Logistics Centre 1-Bldg 200 (5)	Toronto, Canada	205,518
13. AMB Tres Rios Industrial Park — Bldg 3 (5)	Mexico City, Mexico	628,784
14. AMB Tres Rios Industrial Park — Bldg 4 (5)	Mexico City, Mexico	315,156
15. AMB Fokker Logistics Center 4A (5)	Amsterdam, Netherlands	110,696
16. AMB Moffett Business Center Industrial (7)(5)	San Francisco Bay Area	—

Total Available for Sale or Contribution		4,267,150
Total Investment (1)		$320,297
AMB’s Weighted Average Ownership Percentage		89%
% Leased		78%

Operating Properties Available for Contribution	Market	Square Feet
1. AMB Annagem Distribution Centre II	Toronto, Canada	106,184
2. AMB Jiuting Distribution Center 1	Shanghai, China	151,749
3. AMB Singapore Airport Logistics Center — Bldg 3	Singapore, Singapore	162,171
4. AMB Tuas Distribution Center 1	Singapore, Singapore	199,321
5. AMB Changi North Distribution Center 1	Singapore, Singapore	105,456

Total Available for Contribution		724,881
Total Investment (1)		$51,339
AMB’s Weighted Average Ownership Percentage		100%
% Leased		64%

(1)	See Reporting Definitions for definitions of “estimated total investment” and “estimated yields”, as applicable.

(2)	Represents projects where development activities have been completed and which AMB intends to sell or contribute within two years of construction completion.

(3)	Represents a project in an unconsolidated joint venture.

(4)	Represents a redevelopment project. See Reporting Definitions.

(5)	Represents an asset placed in available for sale or contribution during the quarter ended September 30, 2007. Assets placed in available for sale or contribution during the quarter totaled $179.7 million and 1.8 million square feet.

(6)	Represents a project that is at least 90% leased and is included in the owned and managed operating portfolio.

(7)	Represents a value-added conversion project. See Reporting Definitions.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
LAND INVENTORY (1)
As of September 30, 2007
(dollars in thousands)

	North America		Europe		Asia		Totals
		Estimated		Estimated		Estimated		Estimated
		Build Out Potential		Build Out Potential		Build Out Potential		Build Out Potential
	Acres	(square feet)	Acres	(square feet)	Acres	(square feet)	Acres	(square feet)
Balance as of June 30, 2007	2,345	38,991,786	53	1,037,254	40	2,283,574	2,438	42,312,614
Acquisitions	92	1,444,220	—	—	16	398,264	108	1,842,484
Sales	(2)	—	—	—	—	—	(2)	—
Development starts	(139)	(2,327,175)	—	—	—	—	(139)	(2,327,175)
Redesign adjustments	—	—	—	261,909	—	—	—	261,909

Balance as of September 30, 2007	2,296	38,108,831	53	1,299,163	56	2,681,838	2,405 (5)	42,089,832	(4)

Total investments in Land (2)		$439,224		$29,982		$93,124		$562,330	(4)

Estimated Development Cost								$2,230,774	(3)

(1)	Includes consolidated and unconsolidated investments.

(2)	Includes initial acquisition cost and associated carry costs.

(3)	Represents total estimated costs of development including initial land acquisition cost and associated carry costs assuming full build out of land inventory.

(4)	AMB’s share of acres, square feet of estimated build out potential, and total investment including amounts held in unconsolidated joint ventures is 2,196 acres, 38,372,635 square feet and $453,729, respectively.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
CAPITALIZATION SUMMARY
As of September 30, 2007
(dollars in thousands, except share price)

	AMB	Joint	Unsecured
	Secured	Venture	Senior	Credit	Other		Total
Year	Debt (1)	Debt (1)	Debt	Facilities (2)	Debt		Debt
2007	$57,564	$11,256	$—	$—	$13,173		$81,993
2008	90,800	72,774	175,000	—	810		339,384
2009	25,799	146,333	100,000	—	873		273,005
2010	65,905	95,365	250,000	604,873	941		1,017,084
2011	115	189,640	75,000	213,452	1,014		479,221
2012	2,044	459,082	—	—	61,093	(6)	522,219
2013	—	46,366	175,000	—	65,920	(7)	287,286
2014	—	4,076	—	—	616		4,692
2015	—	18,780	112,491	—	664		131,935
2016	—	54,995	—	—	—		54,995
Thereafter	—	19,091	125,000	—	—		144,091

Sub-total	242,227	1,117,758	1,012,491	818,325	145,104		3,335,905
Unamortized premiums/(discount)	1,129	3,443	(9,681)	—	—		(5,109)

Total consolidated debt	243,356	1,121,201	1,002,810	818,325	145,104		3,330,796
AMB’s share of unconsolidated JV Debt (3) (5)	—	505,285	—	—	31,478		536,763

Total debt	243,356	1,626,486	1,002,810	818,325	176,582		3,867,559
JV partners’ share of consolidated JV debt (5)	—	(718,461)	—	—	(100,000)		(818,461)

AMB’s share of total debt (5)	$243,356	$908,025	$1,002,810	$818,325	$76,582		$3,049,098

Weighted average interest rate	5.6%	6.2%	6.1%	3.4%	6.2%		5.4%
Weighted average maturity (in years)	1.2	4.4	4.5	2.9	4.8		3.8

Market Equity
Security	Shares	Price	Value
Common Stock	98,910,419	$59.81	$5,915,832
LP Units	4,144,783	59.81	247,899

Total	103,055,202		$6,163,731

Preferred Stock and Units (4)
	Dividend	Liquidation
Security	Rate	Preference
Series D preferred units	7.18%	$79,767
Series L preferred stock	6.50%	50,000
Series M preferred stock	6.75%	57,500
Series O preferred stock	7.00%	75,000
Series P preferred stock	6.85%	50,000

Weighted Average/Total	6.90%	$312,267

Capitalization Ratios
Total debt-to-total market capitalization (5)	37.4%
AMB’s share of total debt-to-AMB’s share of total market capitalization (5)	32.0%
Total debt plus preferred-to-total market capitalization (5)	40.4%
AMB’s share of total debt plus preferred-to- AMB’s share of total market capitalization (5)	35.3%

(1)	AMB secured debt includes debt related to European and Asian assets in the amount of $63.7 million and $67.1 million, respectively.

(2)	Represents three credit facilities with total capacity of approximately $1,529 million. Includes $402.7 million, $194.2 million, $102.6 million, $84.6 million and $19.3 million in Yen, Canadian dollar, Euro, British Pounds and Singapore dollar based borrowings, respectively, translated to U.S. Dollars using the foreign exchange rates at September 30, 2007.

(3)	The weighted average interest and maturity for the unconsolidated JV debt were 4.7% and 5.3 years, respectively.

(4)	Exchangeable under certain circumstances by the unitholder and redeemable at the option of AMB after a non-call period, five years from issuance.

(5)	See Reporting Definitions and Supplemental Financial Measures Disclosures.

(6)	Maturity includes $60 million balance outstanding on a $70 million non-recourse credit facility obtained by AMB Institutional Alliance Fund II.

(7)	Maturity includes $65 million balance outstanding on a $65 million non-recourse credit facility obtained by AMB Partners II.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
UNCONSOLIDATED AND CONSOLIDATED JOINT VENTURES (1)
As of September 30, 2007
(dollars in thousands)

		AMB's			Gross			AMB's	Estimated	Planned
	Geographic	Ownership	Square		Book	Property	Other	Net Equity	Investment	Gross
Unconsolidated Joint Ventures	Focus	Percentage	Feet (2)		Value (3)	Debt	Debt	Investment (4)	Capacity	Capitalization
Co-Investment Operating Joint Ventures:
AMB Institutional Alliance Fund III (5)	United States	19%	18,985,658		$1,756,192	$851,791	$—	$137,759	$345,000	$2,101,192
AMB Europe Fund I (5) (6)	Europe	21%	7,052,701		924,376	559,340	—	50,246	235,000	1,159,376
AMB Japan Fund I (6)	Japan	20%	5,393,797		903,387	546,415	102,657	54,191	1,280,000	2,183,387
AMB-SGP Mexico	Mexico	20%	4,791,996		253,538	112,925	55,851	12,556	451,000	704,538

Total Co-Investment Operating Joint Ventures		20%	36,224,152		3,837,493	2,070,471	158,508	254,752	2,311,000	6,148,493
Co-Investment Development Joint Ventures:
AMB DFS Fund I	United States	15%	1,218,483		133,680	—	—	20,319	274,000	407,680
Other Industrial Operating Joint Ventures		53%	7,669,507	(7)	293,008	179,480	—	49,866	n/a	n/a

Total Unconsolidated Joint Ventures		22%	45,112,142		$4,264,181	$2,249,951	$158,508	$324,937	$2,585,000	$6,556,173

Consolidated Joint Ventures
Co-Investment Operating Joint Ventures:
AMB Partners II	United States	20%	9,914,742	$689,350	$321,358	$65,000
AMB Institutional Alliance Fund II	United States	20%	8,007,103	521,837	239,560	60,000
AMB-SGP	United States	50%	8,287,592	451,648	347,802	—
AMB-AMS	United States	39%	2,172,137	155,955	83,647	—
AMB Erie	United States	50%	821,712	52,650	20,175	—

Total Co-Investment Operating Joint Ventures		30%	29,203,286	1,871,440	1,012,542	125,000
Co-Investment Development Joint Ventures:
AMB Partners II	United States	20%	n/a	1,366	—	—
AMB Institutional Alliance Fund II	United States	20%	n/a	4,357	—	—

Total Co-Investment Development Joint Ventures		20%	—	5,723	—	—

Total Co-Investment Joint Ventures		30%	29,203,286	1,877,163	1,012,542	125,000
Other Industrial Operating Joint Ventures		92%	2,196,134	208,092	28,999	—
Other Industrial Development Joint Ventures		81%	4,480,759	437,682	79,660	—

Total Consolidated Joint Ventures		44%	35,880,179	$2,522,937	$1,121,201	$125,000

Selected Operating Results
For the Quarter Ended September 30, 2007	Cash NOI (8)	Net Income	FFO (8)	Share of	Cash NOI (8)	Net Income	FFO (8)
Unconsolidated Joint Ventures	$63,951	$5,184	$32,131	AMB's	$15,278	$3,425	$9,828
Consolidated Co-Investment Joint Ventures	$37,913	$7,654	$21,094	Partner's	$27,311	$3,380	$15,304

Selected Operating Results
For the Nine Months Ended September 30, 2007	Cash NOI (8)	Net Income	FFO (8)	Share of	Cash NOI (8)	Net Income	FFO (8)
Unconsolidated Joint Ventures	$150,955	$17,895	$75,092	AMB's	$38,344	$7,286	$21,308
Consolidated Co-Investment Joint Ventures	$111,278	$21,526	$60,676	Partner's	$80,751	$11,775	$46,114

(1)	See Joint Venture Partner Information.

(2)	For development properties, this represents estimated square feet upon completion for committed phases of development projects.

(3)	Represents the book value of the property (before accumulated depreciation) owned by the joint venture entity and excludes net other assets. Development book values include uncommitted land.

(4)	AMB also has a 39% equity interest in G. Accion, a Mexican real estate company for approximately $35.3 million. G. Accion provides real estate management and development services in Mexico.

(5)	The planned gross capitalizations and investment capacities of AMB Institutional Alliance Fund III and AMB Europe Fund I, as open-end funds, are not limited. The planned gross capitalization represents the gross book value of real estate assets as of the most recent quarter end, and the investment capacity represents estimated capacity based on the Fund’s current cash and leverage limitations as of the most recent quarter end.

(6)	AMB Japan Fund I is a yen-denominated fund. AMB Europe Fund I is a euro-denominated fund. U.S. dollar amounts are converted at the September 30, 2007 exchange rate.

(7)	Includes investments in 7.4 million square feet of operating properties through AMB’s investments in unconsolidated joint ventures that it does not manage which it excludes from its owned and managed portfolio. See Reporting Definitions for the definition of owned and managed.

(8)	See Supplemental Financial Measures Disclosures and Reporting Definitions.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
SUPPLEMENTAL INFORMATION FOR NET ASSET VALUE ANALYSIS (1)
(dollars in thousands)

For the Quarter
Ended
September 30, 2007
AMB’s Share of cash basis NOI (1) (2)
Rental revenues	$158,740
Straight-line rents and amortization of lease intangibles	(3,817)
Property operating costs	(43,028)
JV Partners’ share of cash basis NOI (1) (2)	(27,674)
AMB’s share of transaction activity adjustments to NOI (1) (2) (3)	(7,771)
AMB’s share of unconsolidated JV’s cash basis NOI (1) (2)	15,278

Total AMB’s share of cash basis NOI (1) (2)	$91,728

Private capital income	$7,564
AMB’s share of land and development projects
AMB’s share of land held for future development (2) (4)	$453,729
AMB’s share of developments and renovations in process (2) (4)	$1,010,000
AMB’s share of development projects held for contribution or sale (2) (4)	$285,064
AMB’s share of assets contributed to private capital joint ventures (2) (4)	$43,572
AMB’s share of total debt and preferred securities (1) (2) (4)	$3,361,365
AMB’s share of select balance sheet items (owned and managed portfolio): (1) (2)
Cash and cash equivalents	$384,326
Mortgages and loans receivable	4,593
Accounts receivable (net) and other assets	297,997
Deferred rents receivable and deferred financing costs (net)	(78,868)
Accounts payable and other liabilities	(349,386)

AMB’s share of other assets and liabilities	$258,662

(1)	See Supplemental Financial Disclosures.

(2)	See Reporting Definitions for definitions of “AMB’s share of”, “JV Partner’s share of” and “owned and managed”, as applicable.

(3)	Transaction activity adjustments to NOI stabilizes NOI for acquisitions and development completions and removes NOI generated from in-progress developments, contributed developments, and projects held for sale or contribution.

(4)	See Property Contributions & Dispositions, Development Projects in Process, Development Projects Placed in Operations & Projects Available for Sale or Contribution, Land Inventory or Capitalization Summary and their respective footnotes for further information.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
REPORTING DEFINITIONS
Acquisition/non-recurring capex includes immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard” or to stabilization. Also includes incremental building improvements and leasing costs that are incurred in an effort to substantially increase the revenue potential of an existing building.
AMB’s share of total debt-to-AMB’s share of total book capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on the Company’s percentage of equity interest in each of the consolidated or unconsolidated ventures holding the debt. AMB’s share of total book capitalization is defined as the Company’s share of total debt plus minority interests to preferred unitholders and limited partnership unitholders plus stockholders’ equity.
AMB’s share of total debt-to-AMB’s share of total market capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on the Company’s percentage of equity interest in each of the consolidated or unconsolidated ventures holding the debt. The Company’s definition of “total market capitalization” is total debt plus preferred equity liquidation preferences plus market equity. The Company’s definition of “AMB’s share of total market capitalization” is the Company’s share of total debt plus preferred equity liquidation preferences plus market equity. The Company’s definition of “market equity” is the total number of outstanding shares of the Company’s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of the period end.
AMB’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on the Company’s percentage of equity interest in each of the consolidated or unconsolidated ventures accounted for in the applicable financial measure. The company believes that “AMB’s share of” calculations are meaningful and useful supplemental measures, which enables both management and investors to assess the operations, earnings and growth of the company in light of the company’s ownership interest in its joint ventures and to compare the applicable measure to that of other companies. In addition, it allows for a more meaningful comparison of the applicable measure to that of other companies that do not consolidate any of their joint ventures. “AMB’s share of” calculations are not intended to reflect actual liability should there be a default under loans or a liquidation of the joint ventures. AMB’s computation of “AMB’s share of” measures may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of total market capitalization is defined as the Company’s share of total debt plus preferred equity liquidation preferences plus market equity.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of a certain date, multiplied by 12. If free rent is granted, then the first positive rent value is used. Leases denominated in foreign currencies are translated using the currency exchange rate at quarter end.
Completion/Stabilization is generally defined as properties that are 90% leased or properties for which we have held a certificate of occupancy or building has been substantially complete for at least 12 months.
Development margin is calculated as gross sales price less closing costs, minus total investment cost , and any deferred rents, taxes or third party promotes before any deferrals on contributions, divided by the estimated total investment.
Estimated total investment represents total estimated cost of development, renovation, or expansion, including initial acquisition costs, prepaid ground leases and associated carry costs. Estimated total investments are based on current forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at period end.
Estimated yields on development projects are calculated from estimated annual NOI following occupancy stabilization divided by the estimated total investment, including earnouts (if triggered by stabilization), prepaid ground leases and associated carrying costs. Yields exclude value-added conversion projects and are calculated on an after-tax basis for international projects.
Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest) plus preferred dividends and distributions.
Interest coverage is adjusted EBITDA divided by total interest expense.
JV Partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on the Company’s joint venture partners’ percentage of equity interest in each of the consolidated or unconsolidated ventures accounted for in the applicable financial measure.
Market equity is defined as the total number of outstanding shares of the Company’s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of the period end.
Occupancy percentage represents the percentage of total rentable square feet owned, which is leased, including month-to-month leases, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.
Owned and managed is defined by the Company as assets in which the Company has at least a 10% ownership interest, is the property or asset manager, and which it intends to hold for the long-term.
Percentage pre-leased represents the percentage of signed leases only.
Preferred, with respect to its capitalization ratios, is defined as preferred equity liquidation preferences.
Renovation projects represents projects where the acquired buildings are less than 75% leased and require significant capital expenditures (generally more than 10% — 25% of acquisition cost) to bring the buildings up to operating standards and stabilization (generally 90% occupancy).
Redevelopment projects represent those that require significant capital expenditures (generally more than 25% of acquired cost or existing basis) to bring them up to operating standards and stabilization (generally 90% occupancy).
Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”
Rent increases on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month after a term commencement date and the net ABR due the last month prior to the termination date of the former tenant’s term. If free rent is granted, then the first positive full rent value is used as a point of comparison. The rental amounts exclude base stop amounts, holdover rent and premium rent charges. If either the previous or current lease terms are under 12 months, then they are excluded from this calculation. If the lease is the first in the unit (first generation) and there is no prior lease for comparison, then it is excluded from this calculation.
Same store NOI growth is the change in the NOI (excluding straight-line rents and amortization of lease intangibles) of the same store properties from the prior year reporting period to the current year reporting period.
Same store properties include all properties that were owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2005.
Second generation TIs and LCs per square foot are total tenant improvements, lease commissions and other leasing costs incurred during leasing of second generation space divided by the total square feet leased. Costs incurred prior to leasing available space are not included until such space is leased. Second generation space excludes newly developed square footage or square footage vacant at acquisition.
Stabilized cash cap rates for dispositions or contributions are calculated as cash-basis NOI, see definition of cash-basis NOI included in Supplemental Financial Disclosures, divided by total disposition price or contribution value, as applicable.
Stabilized GAAP cap rates for acquisitions are calculated as NOI, including straight-line rents, stabilized to market occupancy (generally 95%) divided by total acquisition cost. The total acquisition cost basis includes the initial purchase price, the effects of marking assumed debt to market, all due diligence and closing costs, lease intangible adjustments, planned immediate capital expenditures, leasing costs necessary to achieve stabilization and, if applicable, any estimated costs required to buy-out AMB’s joint venture partners.
Tenant retention is the square footage of all leases renewed by existing tenants divided by the square footage of all expiring and renewed leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.
Total market capitalization is defined by the Company as total debt plus preferred equity liquidation preferences plus market equity.
Value-added conversion project represents the repurposing of land or a building site for more valuable uses and may include such activities as rezoning, redesigning, reconstructing and retenanting.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
SUPPLEMENTAL FINANCIAL MEASURES DISCLOSURES
Adjusted EBITDA. The Company uses adjusted earnings before interest, tax, depreciation and amortization, and non-development gains, or adjusted EBITDA, to measure both its operating performance and liquidity. The Company considers adjusted EBITDA to provide investors relevant and useful information because it permits fixed income investors to view income from its operations on an unleveraged basis before the effects of tax, non-cash depreciation and amortization expense or non-development gains. By excluding interest expense, adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. The Company considers adjusted EBITDA to be a useful supplemental measure for reviewing its comparative performance with other companies because, by excluding non-cash depreciation expense, adjusted EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. As a liquidity measure, the Company believes that adjusted EBITDA helps fixed income and equity investors to analyze its ability to meet debt service obligations and to make quarterly preferred share and unit distributions. Management uses adjusted EBITDA in the same manner as the Company expects investors to when measuring the Company’s operating performance and liquidity; specifically when assessing its operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating its ability to meet debt service obligations and to make quarterly preferred share and unit distributions. The Company believes investors should consider adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of the performance of its assets between periods and as against other companies. By excluding interest, taxes, depreciation and amortization, and non-development gains when assessing the Company’s financial performance, an investor is assessing the earnings generated by the Company’s operations, but not taking into account the eliminated expenses or non-development gains incurred in connection with such operations. As a result, adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. Adjusted EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for working capital, capital expenditures or contractual commitments. Adjusted EBITDA also does not reflect the cash required to make interest and principal payments on the Company’s outstanding debt. While adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of adjusted EBITDA may not be comparable to EBITDA reported by other companies.
The following table reconciles adjusted EBITDA from net income for the three and nine months ended September 30, 2007 and 2006 (dollars in thousands):

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net income	$73,110	$33,387	$217,061	$136,317
Depreciation and amortization	40,865	46,914	122,433	133,514
Impairment losses	—	—	257	5,394
Stock-based compensation amortization	4,114	3,445	13,517	14,386
Adjustments to derive adjusted EBITDA from unconsolidated JVs:
AMB’s share of net income	(3,425)	(2,239)	(7,286)	(12,605)
AMB’s share of FFO	9,828	4,030	21,308	9,335
AMB’s share of interest expense	6,033	2,146	14,350	6,601
AMB’s share of development profits, net of taxes	—	—
Interest expense, including amortization	28,896	43,966	96,394	127,487
Total minority interests’ share of income	10,049	16,938	37,953	45,855
Total discontinued operations, including gains	(6,315)	(3,772)	(86,443)	(37,811)
Discontinued operations’ adjusted EBITDA	2,627	5,688	7,429	16,492

Adjusted EBITDA	$165,782	$150,503	$436,973	$444,965

AMB’s share of select balance sheet items (owned and managed portfolio). AMB believes that the financial information in the consolidated balance sheets based on GAAP provides the most appropriate earnings information. However, AMB considers AMB’s share of select balance sheet items reported on an owned and managed basis (such as cash and cash equivalents, mortgages and loans receivable, accounts receivable (net) and other assets, deferred rents receivable and deferred financing costs (net) and accounts payable and other liabilities) to be useful supplemental measures to help both management and investors make a comprehensive assessment and valuation of AMB’s total real estate portfolio and its operating performance and activities. (See Reporting Definitions for definitions of “owned and managed” and “AMB’s share of”.) While these measures are helpful to the investor, they do not provide balance sheet information as defined by GAAP and are not true alternatives to such GAAP measurements. Further, AMB’s computation of these measures may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
Cash-basis NOI. Cash-basis NOI is defined as NOI (see definition for “NOI”) less straight line rents and amortization of lease intangibles. The Company considers cash-basis NOI to be an appropriate and useful supplemental performance measure because cash basis NOI reflects the operating performance of the real estate portfolio excluding the effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. However, cash-basis NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, cash-basis NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating cash-basis NOI.
Company’s share of total debt. The Company’s share of total debt is the pro rata portion of the total debt based on its percentage of equity interest in each of the consolidated or unconsolidated ventures holding the debt. The Company believes that its share of total debt is a meaningful supplemental measure, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. In addition, it allows for a more meaningful comparison of its debt to that of other companies that do not consolidate their joint ventures. The Company’s share of total debt is not intended to reflect its actual liability should there be a default under any or all of such loans or a liquidation of the joint ventures. See Capitalization Summary for a reconciliation of total debt and the Company’s share of total debt.
Estimated FFO by Business Line. Estimated FFO by Business Line is FFO (See discussion of FFO) generated by the Company’s Capital Partners, development and real estate operations business lines. Estimated Capital Partners and Development FFO was determined by reducing Capital Partner Income and Development Profits, net of taxes by their respective estimated share of general and administrative expenses. Capital Partners and Developments estimated allocation of total general and administrative expenses was based on their respective percentage of actual direct general and administrative expenses incurred. Estimated Real Estate Operations FFO represents total AMB FFO less estimated FFO attributable to Capital Partners and Development. Management believes estimated FFO by business line is a useful supplemental measure of its operating performance because it helps the investing public compare the operating performance of a company’s respective business lines to other companies’ comparable business lines. Further, AMB’s computation of FFO by business line may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
SUPPLEMENTAL FINANCIAL MEASURES DISCLOSURES
Fixed charge coverage. Fixed charge coverage is defined as interest expense including amortization of finance costs and debt premiums from continuing and discontinuing operations and amortization of financing costs and debt premiums from continuing and discontinuing operations, the Company’s share of interest expense from unconsolidated joint venture debt, capitalized interest, preferred unit distributions and preferred stock dividends. The Company uses fixed charge coverage to measure its liquidity. The Company believes fixed charge coverage is relevant and useful to investors because it permits fixed income investors to measure the Company’s ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred shareholders. The Company’s computation of fixed charge coverage may not be comparable to fixed charge coverage reported by other companies.
The following table details the calculation of fixed charges for the three and nine months ended September 30, 2007 and 2006 (dollars in thousands):

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
Fixed charge	2007	2006	2007	2006
Interest expense, including amortization — continuing operations	$28,896	$43,966	$96,394	$127,487
Amortization of financing costs and debt premiums — continuing operations	(1,473)	(1,612)	(3,508)	(6,085)
Interest expense, including amortization — discontinued operations	—	(91)	(1,170)	(932)
Amortization of financing costs and debt premiums — discontinued operations	—	(2)	(2)	(5)
AMB’s share of interest expense from unconsolidated JVs	6,033	2,146	14,350	6,601
Capitalized interest	15,227	11,383	45,595	29,934
Preferred unit distributions	1,431	3,791	6,610	12,816
Preferred stock dividends	3,952	3,440	11,856	9,631

Total fixed charge	$54,066	$63,021	$170,125	$179,447

Funds From Operations (“FFO”) and Funds From Operations Per Share and Unit (“FFOPS”). The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the Company considers funds from operations, or FFO, and FFO per share and unit, or FFOPS, to be useful supplemental measures of its operating performance. Currently and historically, the Company calculates FFO as defined by NAREIT as net income, calculated in accordance with GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive the Company’s pro rata share of FFO of consolidated and unconsolidated joint ventures. However, if the circumstance arises, the Company intends to include in its calculation of FFO gains or losses related to sales of previously depreciated real estate held for contribution to our joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, the Company believes such calculation of FFO will better reflect the value created as a result of the contributions. The Company defines FFOPS as FFO per fully diluted weighted average share of company common stock and operating partnership unit. The Company does not adjust FFO to eliminate the effects of non-recurring charges. The Company believes that FFO and FFOPS are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, FFO and FFOPS are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. The Company believes that the use of FFO and FFOPS, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. The Company considers FFO and FFOPS to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO and FFOPS can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, these measures do not represent cash flow from operations or net income as defined by GAAP and should not be considered as alternatives to those measures in evaluating the Company’s liquidity or operating performance. FFO and FFOPS also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor are FFO or FFOPS necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO or FFOPS may not be comparable to FFO or FFOPS reported by other real estate investment trusts that do not define FFO or FFOPS in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. See Consolidated Statements of Funds from Operations for a reconciliation of FFO from net income.
Interest coverage. Interest coverage is defined as interest expense including amortization from continuing and discontinuing operations and the Company’s share of interest expense from unconsolidated joint venture debt. The Company uses interest coverage to measure its liquidity. The Company believes interest coverage is relevant and useful to investors because it permits fixed income investors to measure the Company’s ability to meet its interest payments on outstanding debt. The Company’s computation of interest coverage may not be comparable to interest coverage reported by other companies.
The following table details total interest for the three and nine months ended September 30, 2007 and 2006 (dollars in thousands):

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
Interest	2007	2006	2007	2006
Interest expense, including amortization — continuing operations	$28,896	$43,966	$96,394	$127,487
Interest expense, including amortization — discontinued operations	—	(91)	(1,170)	(932)
AMB’s share of interest expense from unconsolidated JVs	6,033	2,146	14,350	6,601

Total interest	$34,929	$46,021	$109,574	$133,156

Net Asset Value (“NAV”). The Company believes NAV is a useful supplemental measure of its operating performance because it enables both management and investors to analyze the fair value of its business. An assessment of the fair value of a business involves estimates and assumptions and can be performed using various methods. The Company has presented certain financial measures related to its business that it believes may be useful to the investing public in calculating its NAV but has not presented any specific methodology nor provided any guidance on assumptions or estimates that should be used in the calculation.
Net Operating Income (“NOI”). Net operating income is defined as rental revenue (as calculated in accordance with GAAP), including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. The Company considers NOI to be an appropriate and useful supplemental performance measure because NOI reflects the operating performance of the real estate portfolio. However, NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
SUPPLEMENTAL FINANCIAL MEASURES DISCLOSURES
Owned and Managed Supplemental Cash Flow Information. AMB believes that cash flow information based on GAAP provides the most appropriate earnings information. However, AMB considers cash flow information reported on an owned and managed basis (such as straight-line rents and amortization of lease intangibles, AMB’s share of straight-line rents and amortization of lease intangibles, gross lease termination fees, net lease termination fees, AMB’s share of net lease termination fees, tenant improvements, lease commissions and other lease costs, building improvements, JV partners’ share of capital expenditures and AMB’s share of recurring capital expenditures) to be useful supplemental measures to help the investors better understand AMB’s operating performance and cash flow. See Reporting Definitions for definitions of “owned and managed”, “AMB’s share of” and “JV partners’ share of”. AMB believes that owned and managed cash flow information helps management and investors make a comprehensive assessment of the cash flow of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating performance and activities. While owned and managed supplemental cash flow information is helpful to the investor, it does not provide cash flow information as defined by GAAP and are not true alternatives to such GAAP measurements. Further, AMB’s computation of owned and managed supplemental cash flow information may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
Same Store Net Operating Income (“SS NOI”). The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the Company considers SS NOI to be a useful supplemental measure of our operating performance. For properties that are considered part of the same store pool, see Reporting Definitions. In deriving SS NOI, the Company defines NOI as rental revenue (as calculated in accordance with GAAP), including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. For a discussion of cash-basis NOI, see definition of cash-basis NOI. The Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
The following table reconciles consolidated SS NOI and NOI from net income for the three and nine months ended September 30, 2007 and 2006 (dollars in thousands):

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net income	$73,110	$33,387	$217,061	$136,317
Private capital income	(7,564)	(7,490)	(22,007)	(17,539)
Depreciation and amortization	40,865	46,914	122,433	133,514
Impairment losses	—	—	257	5,394
General and administrative and fund costs	35,406	26,136	96,038	75,226
Total other income and expenses	(29,839)	16,192	(92,238)	37,411
Total minority interests’ share of income	10,049	16,938	37,953	45,855
Total discontinued operations	(6,315)	(3,772)	(11,600)	(37,811)

NOI	115,712	128,305	347,897	378,367
Less non same-store NOI	(13,932)	(30,631)	(48,372)	(89,011)
Less non cash adjustments (1)	(261)	(2,384)	(2,596)	(8,445)

Cash-basis same-store NOI	$101,519	$95,290	$296,929	$280,911

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
JOINT VENTURE PARTNER INFORMATION
AMB-SGP Mexico is a co-investment partnership formed in 2004 with a subsidiary of GIC Real Estate Pte Ltd.
AMB Japan Fund I is a co-investment partnership formed in 2005 with institutional investors. This fund is yen-denominated. U.S. dollar amounts are converted at the September 30, 2007 exchange rate.
AMB Institutional Alliance Fund III is an open-ended co-investment partnership formed in 2004 with institutional investors, which invest through a private REIT. Prior to October 1, 2006, the Company accounted for AMB Institutional Alliance Fund III as a consolidated joint venture.
AMB Europe Fund I is an open-ended co-investment venture formed in 2007 with institutional investors. This fund is euro-denominated. U.S. dollar amounts are converted at the September 30, 2007 exchange rate.
AMB DFS Fund I is a co-investment partnership formed in 2006 with a subsidiary of GE Real Estate to build and sell properties in non-target markets.
AMB Erie is a co-investment partnership formed in 1998 with the Erie Insurance Group.
AMB Partners II is a co-investment partnership formed in 2001 with the City and County of San Francisco Employees’ Retirement System.
AMB-SGP is a co-investment partnership formed in 2001 with a subsidiary of GIC Real Estate Pte Ltd.
AMB Institutional Alliance Fund II is a co-investment partnership with institutional investors, which invest through a private REIT.
AMB-AMS is a co-investment partnership with three Dutch pension funds advised by Mn Services NV and Cordares.

SUPPLEMENTAL ANALYST PACKAGE 2007 Third Quarter Earnings Conference Call
CONTACTS

Contact Name	Title	Phone	E-mail Address

Hamid R. Moghadam	Chairman & Chief Executive Officer	(415) 733-9401	hmoghadam@amb.com

Thomas S. Olinger	Chief Financial Officer	(415) 733-9405	tolinger@amb.com

Guy F. Jaquier	President, Europe and Asia	(415) 733-9406	gjaquier@amb.com

Eugene F. Reilly	President, The Americas	(617) 619-9333	ereilly@amb.com

John T. Roberts, Jr.	President, Private Capital; President, AMB Capital Partners, LLC	(415) 733-9408	jroberts@amb.com

Margan S. Mitchell	VP, Corporate Communications	(415) 733-9477	mmitchell@amb.com

Tracy A. Ward	Director, Investor Relations	(415) 733-9565	tward@amb.com

Corporate Headquarters	Investor Relations	Other Office Locations

AMB Property Corporation	Tel: (415) 394-9000	Amsterdam	Dallas	New Jersey	Shenzhen
Pier 1, Bay 1	Fax: (415) 394-9001	Atlanta	Frankfurt	New York	Singapore
San Francisco, CA 94111	E-mail: ir@amb.com	Baltimore	Los Angeles	Osaka	Tokyo
Tel: (415) 394-9000	Website: www.amb.com	Beijing	Menlo Park	Paris	Vancouver
Fax: (415) 394-9001		Boston	Nagoya	Seoul
		Chicago	Narita	Shanghai

Some of the information included in this supplemental analyst package and the conference call to be held in connection therewith contains forward-looking statements, such as those related to development, value-added conversion, redevelopment and renovation projects (including stabilization dates, square feet at stabilization or completion, sale or contribution dates, weighted average estimated yields from such projects, costs and total investment amounts), acquisition capital, build out potential of land inventory, co-investment joint venture investment capacity, terms of the co-investment joint ventures, cost to buy out joint venture partners, lease expirations, future debt summaries, and future business plans (such as property divestitures and financings), which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under joint venture and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2006 and in our quarterly report on Form 10-Q for the quarter ended June 30, 2007.